Exhibit 10.1

STOCKHOLDER SUPPORT AND LOCK-UP AGREEMENT

THIS STOCKHOLDER SUPPORT AND LOCK-UP AGREEMENT (this “Agreement”), is entered into as of November 30, 2020, by and among The Lion Electric Company, a corporation existing under the Business Corporations Act (Québec) (the “Company”), Northern Genesis Acquisition Corp., a Delaware corporation (“NGA”), Northern Genesis Sponsor LLC, a Delaware limited liability company (“Sponsor”), and other stockholders of NGA that from time to time execute signature pages to this Agreement (Sponsor and any such other stockholder, a “Stockholder” and, collectively, the “Stockholders”), in each case, solely in such Stockholder’s capacity as a stockholder (and not in any other capacity).

WHEREAS, NGA, the Company and Lion Electric Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), propose to enter into, simultaneously herewith, a business combination agreement and plan of reorganization (the “BCA”), which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into NGA (the “Merger”), with NGA surviving the Merger as a wholly owned subsidiary of Company; capitalized terms used by not defined herein shall have the meanings ascribed to such terms in the BCA.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Support of Merger. Until the earlier of the Effective Time or the termination of this Agreement:

(a) Each Stockholder, severally and not jointly, hereby agrees to vote, at any meeting of the stockholders of NGA, all shares of NGA Founder Stock (and, solely in the case of Sponsor and any director or officer of NGA, all other shares of NGA Common Stock) that are then held thereby (i) in favor of (x) the approval and adoption of the BCA and approval of the Merger and all other transactions contemplated by the BCA and (y) the approval and adoption of any other proposals included in NGA’s proxy statement with respect to any such meeting and (ii) against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the NGA under the BCA or that would reasonably be expected to result in the failure of the Merger to be consummated. Each Stockholder acknowledges receipt and review of a copy of the BCA. Prior to the Effective Time, each Stockholder, severally and not jointly, hereby agrees not to deposit any shares of NGA Founder Stock (and, solely in the case of Sponsor and any director or officer of NGA, any other shares of NGA Common Stock) into a voting trust, or enter into a voting agreement or arrangement or grant of any proxy or power of attorney with respect to any shares of NGA Founder Stock (and, solely in the case of Sponsor and any director or officer of NGA, any other shares of NGA Common Stock), that is inconsistent with the intent of this Section.

(b) Each Stockholder, severally and not jointly, agrees not to redeem any shares of NGA Founder Stock (and, solely in the case of Sponsor and any director or officer of NGA, any other shares of NGA Common Stock) owned by it, him or her in connection with any such meeting of the stockholders of NGA contemplated by Section 1(a) hereof.

(c) Each Stockholder, severally and not jointly, agrees not to, and shall cause its Related Holders and its and their respective Representatives not to, directly or indirectly, (i) enter into, solicit, initiate, knowingly facilitate, knowingly encourage or continue any discussions or negotiations with, or knowingly encourage any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, concerning any acquisition of assets of NGA or outstanding capital stock of NGA or any arrangement, merger, amalgamation, share exchange, consolidation, liquidation, dissolution, business combination or similar transaction involving NGA and any other corporation, partnership or other business organization other than the Company and its subsidiaries (an “NGA Alternative Transaction”), (ii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any NGA Alternative Transaction, (iii) approve, endorse, recommend, execute or enter into any agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other written arrangement relating to any NGA Alternative Transaction or any proposal or offer that could reasonably be expected to lead to an NGA Alternative Transaction, (iv) commence, continue or renew any due diligence investigation regarding any NGA Alternative Transaction, or (v) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Representatives acting on its behalf to take any such action. Each Stockholder, severally and not jointly, shall, and shall direct its respective affiliates and Representatives acting on its behalf to, immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any NGA Alternative Transaction.

2. Transfer Restrictions. Subject to the exceptions set forth herein, each Stockholder, severally and not jointly, agrees that such Stockholder shall not, and shall cause its Related Holders not to, without the prior written consent of the Company and, prior to the Effective Time, NGA, enter into or effectuate any Transfer, during the Lock-up Period, of any Restricted Securities that are or may become held by such Stockholder or any Related Holder thereof during the Lock-up Period. As used herein:

(a) “Restricted Securities” means and includes any and all of the following:

(i) (A) shares of NGA’s common stock, par value $0.0001 per share (“NGA Common Stock”) that were originally issued by NGA to Sponsor prior to NGA’s initial public offering (“NGA Founder Stock”); and (B) any shares or other securities of NGA or the Company that in any case are issued in respect of or upon any conversion, exercise or exchange of any NGA Founder Stock (or of any other Restricted Securities resulting therefrom), including pursuant to the Merger or as a result of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to any such Restricted Securities (the NGA Founder Stock, together with any and all such resulting securities, the “Restricted Founder Securities”); and

(ii) (A) warrants to purchase shares of NGA Common Stock as contemplated under the NGA Warrant Agreement, with each whole warrant exercisable for (prior to the Effective Time) one share of NGA Common Stock at an exercise price of $11.50 (“NGA Warrants”), to the extent that such NGA Warrants either were issued by NGA to Sponsor pursuant to a private placement in connection with NGA’s initial public offering (the “NGA Private Warrants”) or are issued by NGA prior to the Effective Time to Sponsor pursuant to that certain NGA Working Capital Warrant Purchase Agreement (together with the NGA Private Warrants, the “NGA Insider Warrants”); (B) any warrants, shares or other securities of NGA or the Company that in any case are issued in respect of or upon any conversion, exercise, or exchange of, or that result from the assumption of, any NGA Insider Warrants (or of any other Restricted Securities resulting therefrom), including pursuant to the Merger or as a result of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to any such Restricted Securities (the NGA Insider Warrants, together with any and all such resulting securities, the “Restricted Warrant Securities”)

(b) “Transfer” means any sale or other disposal of, agreement for any sale or other disposal of, or grant of any option to purchase, legal title to any Restricted Securities.

(c) “Lock-up Period” means the period of time from the date hereof through and including the earliest of:

(i) the day, if any, on which the BCA is terminated prior to and without the occurrence of the closing of the Merger;

(ii) solely with respect to Restricted Founder Securities, the earlier of (A) the day that is 365 days after the Effective Time; or (B) the day on which the last sales price of the Company Common Shares has equaled or exceeded $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like following the Effective Time) for any 20 trading days (whether or not consecutive) within any 30-trading day period commencing at least 150 days after the Effective Time;

(iii) solely with respect to Restricted Warrant Securities, the day that is 30 days after the Effective Time; and

(iv) the completion, following the Effective Time, of any liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s securityholders having the right to exchange their Company Common Shares for cash, securities or other property.

(d)  “Related Holder” means (i) in the case of a Stockholder that is an entity, any securityholder, partner, member or affiliate (as defined below) of such Stockholder; and (ii) in the case of a Stockholder that is a natural person, (A) any member of such Stockholder’s immediate family, (B) any trust, the beneficiaries of which are such Stockholder, one or more members of such Stockholder’s immediate family, and/or any charitable organization, or the assets of which are deemed for federal income tax purposes to be owned by such Stockholder and/or one or more members of such Stockholder’s immediate family, or (C) any entity that is directly or indirectly controlled by the Stockholder and/or any combination of any of the foregoing. For purposes of the foregoing, (x) “immediate family” of a specified person means his or her spouse or domestic partner, any parent of such specified person or of his or her spouse or domestic partner, or any lineal descendant of any of the foregoing (including by adoption), (y) “affiliate” of a specified person or entity means any other person or entity that directly, or indirectly through one or more other affiliates, controls or is controlled by, or is under common control with, the specified person or entity, and (z) “control” means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, and, in the case of a fund, includes the power to direct or cause the direction of the investment decisions of such fund, whether through authority as the manager, investment manager, general partner, or otherwise.

3. Permitted Transfers. Notwithstanding any other provision of this Agreement, the restrictions set forth in Section 2 of this Agreement shall not apply to:

(a) Transfers between a Stockholder or any Related Holder thereof and (i) any Related Holder of such Stockholder, (ii) Sponsor or any person or entity that at the time of the applicable Transfer is, or immediately prior to any prior dissolution of Sponsor was, an officer, manager, or member of Sponsor, (iii) any person that at the time of the applicable Transfer is, or immediately prior to the Effective Time was, an officer or director of NGA, (iv) any Related Holder of any of the foregoing, or (v) any entity that is controlled by any combination of any of the foregoing; provided, however, that each such transferee must execute a separate signature page to this Agreement, agreeing to be bound by this Agreement with respect to (and solely with respect to) the Restricted Securities that are so transferred to such transferee;

(b) In the case of a Stockholder that is a natural Person, Transfers by virtue of laws of descent and distribution upon death of such Stockholder, and Transfers pursuant to a qualified domestic relations order; provided, however, that each such transferee must execute a separate signature page to this Agreement, agreeing to be bound by this Agreement with respect to (and solely with respect to) the Restricted Securities that are so transferred to such transferee;

(c) In the case of a Stockholder that is an entity, Transfers by virtue of the laws of the jurisdiction of an entity’s organization and the entity’s organizational documents upon dissolution of the entity; provided, however, that each such transferee must enter into a written agreement, in substantially the form of this Letter Agreement, agreeing to be bound by the restrictions on Transfer set forth in this Agreement with respect to (and solely with respect to) the Restricted Securities that are transferred by the Securityholder to such transferee;

(d) any bona fide hypothecation or pledge of or other grant of a security interest in any Restricted Securities as security for indebtedness, and any Transfer of Restricted Securities as a result of enforcement of rights and remedies thereunder; provided, however, that (i) no public disclosure or filing with respect thereto shall be made during the Lock-up Period except to the extent required by Law, and (ii) if the transferee pursuant to any such arrangement is a person or entity to which such Restricted Securities may be Transferred pursuant to Section 3(a), such Restricted Securities shall remain subject to this Agreement notwithstanding such transfer, and such transferee must execute a separate signature page to this Agreement, agreeing to be bound by this Agreement with respect to (and solely with respect to) the Restricted Securities that are transferred by the Stockholder to such transferee;

(e) any transfer to or exchange with NGA or the Company of any Restricted Securities to effectuate (i) any stock split, reverse stock split, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change (including the Merger), or (ii) the exercise or conversion of any options, warrants or other convertible securities; provided, however, that any Company Common Shares or other securities of NGA or the Company (or options, warrants or other securities that are exercisable for or convertible into Company Common Shares or other securities of NGA or the Company) that are acquired as a result thereof shall constitute Restricted Securities and be subject to the restrictions on Transfer set forth in this Agreement to the same extent as the Restricted Securities so exchanged, exercised or converted; and

(f) transactions necessary to satisfy any U.S. federal, state, or local income tax obligations of a Stockholder (or its direct or indirect owners) resulting from the Merger.

4. Exclusions. For the avoidance of doubt, any NGA Common Stock or other securities of NGA or the Company that in either case were or are acquired by a Stockholder (or any Related Holder thereof) (a) pursuant to NGA’s initial public offering (other than the NGA Private Warrants, the NGA Insider Warrants, the NGA Founder Stock and any securities underlying such securities) or in open market transactions, whether prior to or following the Merger, or (b) pursuant to the Private Placements immediately prior to the Effective Time, shall not constitute Restricted Securities.

5. Representations and Warranties. Each Stockholder, severally and not jointly, represents and warrants to NGA and the Company as follows:

(a) The execution, delivery and performance of this Agreement by such Stockholder do not and will not (i) conflict with or violate any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order applicable to such Stockholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any encumbrance on any of such Stockholder’s Restricted Securities (other than under this Agreement, the BCA and the agreements contemplated by the BCA) or (iv) conflict with or result in a breach of or constitute a default under any provision of any agreement (including any voting agreement) to which such Stockholder is a party or, in the case of any Stockholder that is an entity, such Stockholder’s governing documents.

(b) Such Stockholder has the power, authority and capacity to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by such Stockholder.

6. Additional Agreements.

(a) The Company acknowledges that (i) the Stockholders have existing rights to require the registration of the NGA Founder Stock, the NGA Insider Warrants, and all NGA Common Stock issuable upon exercise of the NGA Insider Warrants, and (ii) pursuant to the BCA and in connection with the Merger, all shares of NGA Founder Stock shall be exchanged for Company Common Shares, and all NGA Insider Warrants shall be assumed by the Company and become Assumed Warrants that are exercisable for Company Common Shares. The Company agrees that (i) all Company Common Shares issuable in exchange for NGA Founder Stock in connection with the Merger and all Assumed Warrants resulting from the NGA Insider Warrants shall be registered pursuant to the Registration Statement as of the Effective Time, at the sole cost and expense of the Company, and (ii) all Company Common Shares issuable upon exercise of such Assumed Warrants shall be registered pursuant to the registration statement filed by the Company within 15 Business Days after the closing of the Merger pursuant to the NGA Warrant Agreement.

(b) The Company agrees, for the express benefit of Sponsor, its members, and their respective affiliates and representatives, that the Company shall pay or cause to be paid, and satisfy or cause to be satisfied, upon or as soon as practical following the Closing, all NGA Costs incurred or arising prior to or upon, and remaining unpaid or unsatisfied as of, the Closing.

(c) The Company agrees, for the express benefit of each Stockholder, that unless otherwise agreed by Sponsor (or, in the event of any liquidation thereof, each Founding Member thereof, as defined in the organizational documents of Sponsor), the Company shall, assuming the occurrence of Closing, in respect of any meeting of shareholders at which directors of the Company Board are to be elected (and at every reconvened meeting following an adjournment or postponement thereof), prior to and including the annual general meeting of the Company held in calendar year 2022, use at the same efforts to cause the election of Ian Robertson and Chris Jarratt as it uses to cause the election of the other nominees of the Company Board that are proposed for election as directors, provided, in the case of each such individual, that such individual (i) provides such consents, acknowledgements and information as may be reasonably required by the Company and that are provided by the other nominees to the Company Board, (ii) remains qualified to act as a director of the Company under applicable Law and under the rules of any stock exchange on which the securities of the Company are listed, and (iii) has not ceased to serve as a director of the Company as a result of such individual’s death, disability, disqualification or resignation. Notwithstanding anything to the contrary set forth herein, each of Ian Robertson and Chris Jarratt shall, at all times while serving on the Company Board, meet the qualification requirements to serve as a director under the Business Corporations Act (Québec), applicable securities laws and the rules of any stock exchange on which the securities of the Company are listed.

(d) The Sponsor represents and warrants to the Company that the NGA Working Capital Warrant Purchase Agreement, and the terms thereof, have been duly and validly authorized by all necessary limited liability company action on the part of the Sponsor in order to fund NGA’s working capital needs and transaction costs in connection with the Transactions, some of which may not be due and payable until Closing. From the date of payment thereof to NGA through the Closing, the Sponsor agrees, for the express benefit of the Company, to use commercially reasonable efforts to cause NGA to use the proceeds from the issuance and sale of the NGA Working Capital Warrants exclusively for the purpose of satisfying working capital needs and transaction costs in connection with the Transactions, some of which may not be due and payable until Closing.

7. Termination. This Agreement shall become effective upon such time as the BCA is executed and delivered by the parties thereto. The obligations of each Stockholder under this Agreement shall automatically terminate upon the earliest of (a) the termination of the BCA in accordance with its terms; (b) the effective date of a written agreement of the parties hereto terminating this Agreement; or (c) the expiration of the Lock-up Period; provided, however, that (i) the termination or expiration of this Agreement shall not relieve any party of liability for any willful material breach of this Agreement occurring prior to such termination or expiration; and (ii) the provisions of Section 6 of this Agreement shall survive any termination or expiration of this Agreement; provided, however, that, for greater certainty, the provisions of Section 6 of this Agreement shall become void and have no further force and effect in the event of a termination of the BCA in accordance with its terms other than due to the occurrence of the Closing.

8. Miscellaneous.

(a) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email, by reputable overnight courier, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

If to a Stockholder, to:

The address or email address set forth for such Stockholder on the signature page hereof completed by such Stockholder

If to NGA, to:

Northern Genesis Acquisition Corp.

4801 Main Street, Suite 1000

Kansas City, MO 64112

Attention: Chief Executive Officer
Email: ian.robertson@northerngenesis.com

with a copy to:

Husch Blackwell LLP

4801 Main Street, Suite 1000

Kansas City, MO 64112

Attention: James G. Goettsch
Email: jim.goettsch@huschblackwell.com

and to:

Borden Ladner Gervais LLP

1000, rue De La Gauchetière Ouest, bureau / suite 900

Montréal, QC, Canada H3B 5H4

Attention: Yaniv Saragosti; Julie Belley Perron

Email: YSaragosti@blg.com; JBelleyperron@blg.com

If to the Company, to:

The Lion Electric Company

921 ch. de la Rivière-du-Nord
Saint-Jérôme (Québec) J7Y5G2

Attention: Marc Bédard, President and Founder; Nicolas Brunet, Executive Vice-President and Chief Financial Officer
Email: marc.bedard@thelionelectric.com / nicolas.brunet@thelionelectric.com with a copy to:

Stikeman Elliott LLP
1155 René-Lévesque Blvd. West, 41st Floor
Montreal, Québec, H3B 3V2
Attention: Aniko Pelland; David Tardif; Olivier Godbout
Email: apelland@stikeman.com; dtardif@stikeman.com; ogodbout@stikeman.com and to:

Vinson & Elkins L.L.P.
1114 6th Ave., 32nd Floor
New York, NY 10036
Attention: John Kupiec; Ramey Layne
Email: jkupiec@velaw.com; rlayne@velaw.com

(b) Entire Agreement; Amendments. This Agreement constitutes the entire agreement and understanding of the Company, NGA and each Stockholder in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby; provided, however, that any agreement entered into by a Stockholder and NGA in connection with NGA’s initial public offering shall remain in full force and effect until, and shall be deemed superseded hereby only upon, the Effective Time. As between the Company, NGA and any Stockholder, no provision of this Agreement can be changed, amended, modified or waived, except by a written instrument executed by the Company and such Stockholder and, prior to the Effective Time, NGA.

(c) Assignment. Except for an assignment of the rights and obligations of a Stockholder hereunder with respect to any Restricted Securities that are Transferred in accordance with the terms of this Agreement, no Stockholder can assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the Company and, prior to the Effective Time, NGA. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on each Stockholder and each of its respective successors, heirs and transferees.

(d) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

(e) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(f) Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court. The parties hereto hereby (i) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(g) Capacity. No Stockholder shall be liable for the breach by any other Stockholder of this Agreement. Each Stockholder signs this Agreement solely in such Stockholder’s capacity as a holder of securities of NGA or the Company, and not in such Stockholder’s capacity as a director, officer or employee of NGA or in such Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of NGA in the exercise of his or her fiduciary duties as a director or officer of NGA or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of NGA or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.

(h) Execution and Delivery. This Agreement may be executed and delivered in one or more counterparts, by original or electronic signature, and by facsimile or portable document format (pdf) transmission, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and NGA have caused this Agreement to be executed as of the date first written above by their respective duly authorized officers.

THE LION ELECTRIC COMPANY

By:	/s/ Marc Bedard
Name:	Marc Bedard
Title:	CEO - Founder

NORTHERN GENESIS ACQUISITION CORP.

By:	/s/ Ian Robertson
Name:	Ian Robertson
Title:	Director and Vice Chair

Signature Page to Stockholder Support Agreement

IN WITNESS WHEREOF, the undersigned Stockholder has executed this Agreement, or has caused this Agreement to be executed by its duly authorized representative, as of the date set forth below, with the intent to become a party to and be legally bound by the terms of this Agreement with respect to Restricted Securities held thereby.

November 30, 2020	Northern Genesis Sponsor LLC
Date	Name of Stockholder – Please Print

/s/ Ian Robertson
Signature

Ian Robertson
Name of signatory if Stockholder is an entity – Please Print

Managing Member
Title of signatory if Stockholder is an entity – Please Print

Address of Stockholder:	4801 Main Street, Suite 1000

Kansas City, MO 64112

Signature Page to Stockholder Support Agreement